Exhibit 31.1
CERTIFICATION OF WGL HOLDINGS, INC.
I, Adrian P. Chapman, certify that:

1.	I have reviewed this this Amendment No. 1 to the Annual Report on Form 10-K of WGL Holdings, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 29, 2018

/s/ Adrian P. Chapman
Adrian P. Chapman
President and Chief Executive Officer